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                                                                   Exhibit 10.76

AVENA                                                   Lease Agreement

SIILOT

32830 Riste

puh. 02-5462 186

Vuokrasopimus

Talla sopimuksella Avena Siilot Oy vuokraa Kokemaen varastolta osoiteessa 32830 Riste Neste Oy Polystyreeni, 32800 Kokemaki, kayttoon 500 neliometria hallitilaa varastotilaksi seuraavin ehdoin:

1. Vuokra-aika 14.3.97 - 14.5.97. Taman jalkeen sopimus jatkuu toistaiseksi kuukauden molemminpuolisella irtisanomisajalla.

2. Varastotilan vuokra on 4,50mk/neliometri/kk+ALV22%. Vuokra maksetaan kuukausittain jalkikateen laskua vastaan Avena Siilot Oy:n tilille.

3. Aluella on piirivartiointi, jonka kustannukset maksaa Avena Siilot Oy.

4. Arvonlisaveroa peritaan kulloinkin voimassaolevan arvonlisaveroprosentin verran. Talla hetkella arvonlisaveroprosentti on 22%.

5. Vuokralainen vastaa tuotteen vakuuttamisesta.

6. Tuotetta lahetettaessa Avena Siilot Oy veloittaa tekemastaan tyosta mies+trukki 280 mk/h, ja tarvittaessa lisatyosta mies 160 mk/h. Laskutus tehdaan varastotilan vuokran maksun yhteydessa.

Tata sopimusta in tehty kaksi samanlaista kappaletta, yksi kummallekin sopijapuolelle ja sopimus astuu voimaan 14.03.1997

Avena Siilot Oy

LY-tunnus 0992653                   Neste Oy Polystyreeni

Inkeri Takku, varastoesimies        Thomas stendahl, paikallispaall.
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AVENA
SIILOT
32830 Riste
Telephone: 02-5462 186                   Lease Agreement

Lease Agreement

With this agreement, Avena Siilot Oy rents at Kokemaki warehousing, address 32830 Riste Neste Oy Polystyreeni, 32800 Kokemaki, 500 m/2/ of hall space for use as warehousing at the following terms:

1. Lease period is 3/14/97 to 5/14/97. After this, the agreement will continue until further notice with one month notice of termination by both parties.

2. Warehouse rental is FIM 4.50/square meter/month + VAT 22%. The rent will be paid afterwards monthly against invoice on Avena Siilot Oy account.

3.        The area has guard service, which is paid by Avena Siilot Oy.

4. The value added tax will be charged according to current tax rate. At the moment, the value added tax rate is 22%.

5.        The renter is responsible for insuring the product.

6. For shipping the product, Avena Siilot Oy will charge for labor man+forklift FIM 280/hr, and for additional work per man FIM 160/hr. Invoicing is done together with rental invoicing.

This agreement is made in two identical copies, one for each party, and the agreement will take effect on March 14, 1997.

Kokemaki on March 13, 1997

Avena Siilot Oy                         Neste Oy Polystyreeni
LY-identification 0992653-9
[signature]                             [signature]
Inkeri Takku, warehouse manager         Thomas Stendahl, local manager